EXHIBIT 10.77
                                 AMENDMENT NO. 1
                       TO DEFERRED COMPENSATION AGREEMENT

This Amendment No. 1 to Deferred Compensation Agreement, dated June 16, 1997 (the "Amendment"), by and between Castle Dental Centers, Inc. (the "Company") and Jack H. Castle, D.D.S. ("Castle") who agree as follows:

      1. INTRODUCTION. This Amendment amends the Deferred Compensation Agreement dated effective December 18, 1995 by and between the Company and Castle (the "Agreement") and waives any defaults thereunder so that the Company may seek further credit arrangements.

      2.    WAIVER.

            a. Castle hereby waives any defaults under the Agreement that may exist on June 12, 1997.

            b. The waiver by Castle is limited solely to the purposes and to the extent provided herein and shall not be construed to be a waiver of any default that may occur after the date hereof under the Agreement or a waiver of Castle's right to receive any payments heretofore due or hereafter due that are deferred as provided below. Except as provided in this Amendment, the Agreement will continue in full force and effect.

            c. The waiver (i) shall be binding on Castle and his successors and assigns and shall inure to the benefit of the Company and its successors and assigns and (ii) constitutes the entire agreement among the parties with respect to any waiver by Castle of the terms of the Agreement.

      3. POSTPONEMENT OF PAYMENTS UNDER THE AGREEMENT. The parties hereto agree that, notwithstanding any other provisions of the Agreement, no amounts under the Agreement shall be payable until the earlier of:

            a. the issuance of any indebtedness permitted by the Credit Agreement, dated as of December 19, 1995, by and between Castle Dental Centers, Inc. and NationsBank of Texas, N.A., as amended by the Amended and Restated Credit Agreement dated as of May 31, 1996, the First Amendment and Supplement to Amended and Restated Credit Agreement dated as of August 9, 1996 and the Second Amendment and Supplement to Amended and Restated Credit Agreement dated as of June 5, 1997 (the "Credit Agreement") or any public or private offering pursuant to which the Company or any subsidiary thereof sells its equity securities the net proceeds of which, in the case of either such issuance of debt or sale of such equity
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                  securities, are applied to the Credit Agreement and the
                  $2,000,000 loan arranged by Pecks Management Partners Ltd. (the "New Pecks Loan") to fund the Company's purchase of a purchase option from Southwest Dental Associates L.C.; or

            b.    January 31, 1998.

After payments are no longer prohibited under the preceding sentence, the scheduled quarterly deferred compensation payments under the Agreement shall become payable beginning on the next scheduled payment date.

      4.    REPAYMENT OF MISSED PAYMENTS.

            a. In the event the Company conducts an initial public offering ("IPO") of common stock of the Company the gross proceeds to the Company of which is not less than Twenty-Five Million Dollars ($25,000,000), the Company shall pay Castle all scheduled payments under the Agreement that were not paid on or before the time of the IPO (including payments not made prior to the date hereof and payments deferred pursuant to
                  Section 3 hereof); provided, however, that such payments shall only be made in the event the Company first pays any amounts owing under the Credit Agreement and the New Pecks Loan.

            b. Any payments under the Agreement that were not paid to Castle due to Section 3 shall be payable on the earlier of an IPO satisfying the requirements of the foregoing clause (a) or December 31, 2000.

      5. INTEREST. All payments under the Agreement that were deferred under
Section 3 or were in default as of the date of this Agreement ("Deferred Payments") shall bear interest at 10% from the date each Deferred Payment was due under the terms of the Agreement before giving effect to this Amendment to, but not including, the date such payments are made. Accrued interest on a Deferred Payment or a portion thereof shall be payable on the date such Deferred Payment or portion thereof is paid. For purposes of the preceding sentence, all repayments of Deferred Payments will be credited against Deferred Payments in the order in which they were initially scheduled to be paid under the terms of the Agreement.

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In witness whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                          CASTLE DENTAL CENTERS, INC.

                                          By:
                                          Name:
                                          Title:

                                          JACK H. CASTLE, D.D.S.

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